UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE
                -------------------------------------------------

     FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Guarantor"), the receipt and sufficiency whereof is hereby acknowledged by Guarantor, and for the purpose of seeking to induce FLEET NATIONAL BANK ("Lender", which term shall also include each other Lender which may now or hereafter become party to the "Credit Agreement" (as hereinafter defined) and shall also include any such individual Lender acting as agent for all of the Lenders), to extend credit or otherwise provide financial accommodations to WELLSFORD FINANCE, LLC, a Delaware limited liability company (hereinafter referred to as "Borrower"), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantor, Guarantor does hereby absolutely and irrevocably guarantee to Lender:

     (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of that certain Note dated of even date herewith made by Borrower to the order of Fleet National Bank ("Fleet") in the principal face amount of Twenty Million and No/100 Dollars ($20,000,000.00) (hereinafter referred to as the "Fleet Note"), together with interest as provided in the Fleet Note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

     (b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Amended and Restated Revolving Credit Agreement dated of even date herewith among Borrower, Fleet, for itself and as agent, and the other lenders now or hereafter a party thereto (hereinafter referred to as the "Credit Agreement"), together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof (the Fleet Note and each of the notes described in this subparagraph (b) is hereinafter referred to collectively as the "Note"); and

     (c) the full and prompt payment and performance of all other obligations of Borrower to Lender under the terms of the Credit Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

     (d) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under the Security Documents, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

     (e) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Credit Agreement (the Note, the Security Documents, the Credit Agreement and said other agreements, documents and instruments, are hereinafter collectively referred to as the "Loan Documents" and individually referred to as a "Loan Document").

All terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     1. Agreement to Pay and Perform; Costs of Collection. Guarantor does hereby agree that if the Note is not paid by Borrower in accordance with its terms (including all applicable grace periods), or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other Obligations are not performed by Borrower in accordance with their terms (including all applicable grace periods), Guarantor will immediately make such payments and perform such Obligations. Guarantor further agrees to pay Lender on demand all reasonable costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by Lender in endeavoring to collect the Obligations, to enforce any of the Obligations, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the default rate set forth in the Credit Agreement unless collection from Guarantor of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantor under applicable law.

     2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the Obligations is required to be refunded by Lender to Borrower, or paid or turned over by Lender to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantor agrees to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (hereinafter referred to as the "Turnover Payment"), the obligations of Guarantor shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations, but only to the extent that Guarantor otherwise would have been liable for the payment of the same hereunder.

     3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any of the Obligations; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other Guarantor, surety, endorser or accommodation party of the Note, the Security Documents or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any of the Obligations or other obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantor acknowledges the terms of Section 18.3 of the Credit Agreement and agrees that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto.

     4. No Contest with Lender; Subordination. So long as any Obligation remains unpaid or undischarged, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share. Guarantor hereby expressly waives any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all of the Obligations and any other indebtedness of Borrower to Lender, and agrees with Lender that (a) Guarantor shall not demand or accept any payment from Borrower on account of such indebtedness, (b) Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and (c) Guarantor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

     5. Waiver of Defenses. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

     (1) the incapacity or lack of authority of Borrower or any other person or entity, the death or disability of Borrower or Guarantor or any other person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or Guarantor or any other person or entity;

     (2) the dissolution or termination of existence of Borrower or any other Person;

     (3) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any other Person;

     (4) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting Borrower or Guarantor, or any of Borrower's or Guarantor's properties or assets;

     (5) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Collateral;

     (6) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

     (7) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

     (8) any failure of any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or the Collateral, whether such facts materially increase the risk to Guarantor or not;

     (9) failure to accept or give notice of acceptance of this Guaranty by Lender;

     (10) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Obligations;

     (11) failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party with respect to any of the Obligations;

     (12) any and all other notices whatsoever to which Guarantor might otherwise be entitled;

     (13) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment or performance of the Obligations;

     (14) the invalidity or unenforceability of the Note or any of the Loan Documents;

     (15) the compromise, settlement, release or termination of any or all of the Obligations;

     (16) any transfer by Borrower or any other Person of all or any part of the Collateral;

     (17) the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

     (18) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable.

     6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantor hereby waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person.

     7. Rights and Remedies of Lender. In the event of an Event of Default under the Note or the Loan Documents, or any of them, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the Obligations, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers

Lender upon the occurrence of any Event of Default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or an assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without prejudice to Lender's remedies hereunder against Guarantor for deficiencies. If the Obligations are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire balance of the Obligations even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

     8. Application of Payments. Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor or realized from any security in such manner and in such priority as set forth in the Credit Agreement.

     9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor or Guarantor's properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to Guarantor, or any of Guarantor's properties or assets, and, irrespective of whether the Obligations shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sum or sums owing with respect to the Obligations, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. ss.105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor by virtue of this Guaranty or otherwise.

     10. Financial Statements and Other Information. Guarantor hereby represents and warrants to Lender that all financial statements of Guarantor and its Subsidiaries heretofore delivered by it to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantor and its Subsidiaries as of the date thereof; that no material adverse change has occurred in the assets or financial condition of Guarantor and its Subsidiaries as reflected therein since the date thereof; and that Guarantor and its Subsidiaries have no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantor's obligations under this Guaranty. Guarantor agrees that until all Obligations have been completely paid and performed and the obligations of the Lenders under the Credit Agreement have terminated, it will deliver to each
Lender:

     (1) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of Guarantor, the audited consolidated balance sheet of Guarantor and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholders' equity and cash flows and Consolidated EBITDA for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another "Big Five" accounting firm, the Form 10-K of Guarantor filed with the SEC (unless the SEC has approved an extension, in which event Guarantor will deliver to Lender such copies of the Form 10-K simultaneously with the delivery to the SEC);

     (2) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of Guarantor, copies of the unaudited consolidated balance sheet of Guarantor and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the portion of Guarantor's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of Guarantor for such period provided pursuant to subsection (c) below), together with a certification by the chief financial or accounting officer of Guarantor that the information contained in such financial statements fairly presents the financial position of Guarantor and its Subsidiaries on the date thereof (subject to year-end adjustments);

     (3) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of Guarantor in each year, copies of Form 10-Q of Guarantor filed with the SEC (unless the SEC has approved an extension in which event Guarantor will deliver such copies of the Form 10-Q to the Lender simultaneously with delivery to the SEC);

     (4) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of Guarantor, copies of a consolidated statement of EBITDA for such fiscal quarter for Guarantor and its Subsidiaries and prepared in a manner reasonable satisfactory to the Agent, together with a certification by Guarantor's chief financial or chief accounting officer that the information contained in such statement fairly presents the EBITDA of Guarantor and its Subsidiaries for such period;

     (5) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the chief financial or accounting officer of Guarantor in the form of Exhibit A hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in Paragraph 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Guarantor Balance Sheet Date;

     (6) concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President, Chief Financial Officer or Chief Accounting Officer of Guarantor to the effect that, having read this Guaranty, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

     (7) contemporaneously with the filing, mailing or releasing thereof, copies of all press releases and all material of a financial nature filed with the SEC or sent to all of the stockholders of Guarantor;

     (8) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of Guarantor;

     (9) promptly upon becoming aware thereof, written notice from Guarantor of any event or condition which might have an adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of Guarantor or the ability of Guarantor to perform under this Guaranty (including but not limited to, litigation commenced or threatened in writing against Guarantor, judgments rendered against Guarantor, liens filed against any property of Guarantor, defaults claimed under indebtedness for borrowed money for which Guarantor is primarily or secondarily liable, or bankruptcy, insolvency or trustee or receivership proceedings commenced against Guarantor), such notice to specify the nature and the period of existence of such event or condition, the anticipated effect thereof, and what action Guarantor is taking or proposes to take with respect thereto; and

     (10) with reasonable promptness, such other information respecting the business, operations, assets, liabilities and financial condition of Guarantor and its Subsidiaries as Lender may from time to time reasonably request.

Guarantor will permit any representative designated by Agent, at Guarantor's expense, to visit and inspect any of the properties of Guarantor and its Subsidiaries, to examine the records and books of account of Guarantor and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantor and its Subsidiaries, with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

     The financial statements and other reports and information delivered by Guarantor to Lender hereunder will be treated as confidential by each Lender, and each assignee and participant hereunder and each potential assignee or participant hereunder, and such parties for themselves agree not to disclose such information to any Person, provided that such information may be disclosed to any of the following in connection with their participation in the transactions contemplated by the Loan Documents: directors, officers, employees, representatives, legal counsel, accountants and prospective investors of any of such Persons, it being understood that such Persons shall be informed of the confidential nature of such information and shall agree to treat such information confidentially. Notwithstanding the foregoing, such Persons shall be permitted to disclose such information (a) to the extent required by law, (b) to the extent such confidential information becomes publicly available other than as a result of the breach of this Guaranty, (c) to the extent such information becomes available to any of such Persons on a non-confidential basis, or (d) to the extent necessary to enforce the Loan Documents (provided that Lender shall use reasonable efforts to cause such financial statements, reports and information to remain confidential).

     11. Covenants of Guarantor. Guarantor hereby covenants and agrees with Lender that until all Obligations have been completely paid and performed and the obligations of Lender under the Credit Agreement have terminated:

     (1) Guarantor will, and will cause its Subsidiaries to, cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises, to effect and maintain all required foreign qualifications, licensing, domestication or authorization, and to comply in all material respects with all applicable laws and regulations with respect to the foregoing. Guarantor shall not, without the prior written consent of the Majority Lenders, make any material changes to the accounting principles used by such Person in preparing the financial statements heretofore delivered to Lender or change its fiscal year;

     (2) Guarantor will, and will cause its Subsidiaries to, keep complete, proper and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistent with the preparation of the financial statements heretofore delivered to Lender and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation and amortization of its properties, all other contingencies, and all other proper reserves in the same manner, and to the same extent, that it has, to the extent applicable, kept and maintained it records and books and maintained accounts and reserves for the foregoing;

     (3) Guarantor will continue to engage primarily in the businesses now conducted by it;

     (4) Guarantor will, and will cause its Subsidiaries to, duly pay and discharge, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon it and its properties, sales or activities, or upon the income or profits therefrom, as well as claims for labor, material, or supplies which if unpaid might become a lien or charge on any of its property; provided that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Guarantor shall have set aside on its books adequate reserves with respect thereto; and provided further that Guarantor shall pay all such taxes, assessments, charges and claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor; (1)

     (5) Guarantor will, and will cause its Subsidiaries to, maintain and keep the properties used or deemed by it to be useful in its business in good repair, working order and condition, and make or cause to be made all necessary and proper repairs thereto and replacements thereof;

     (6) Guarantor will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such types and amounts as shall be in accordance with sound business practices for companies in similar business similarly situated;

     (7) it will not make or permit to be made, by voluntary or involuntary means, any transfer, dilution or encumbrance of its direct or indirect interest in Borrower;

     (8) it will abide by each and every one of the covenants contained in Articles 7 and 8 of the Credit Agreement that are applicable to a "Guarantor", as such term is defined in the Credit Agreement;

     (9) Guarantor will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) without the prior written consent of the Majority Lenders except (i) the merger or consolidation of one or more Subsidiaries of Guarantor with and into Guarantor and (ii) the merger or consolidation of two or more Subsidiaries of Guarantor;

     (10) Guarantor will not, and will not permit any of its Subsidiaries to, become a party to or agree to or affect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices;

     (11) INTENTIONALLY OMITTED;

     (12) Guarantor will not, at the end of any fiscal quarter, permit the ratio of Consolidated Total Liabilities of Guarantor to Consolidated Total Assets of Guarantor to exceed 0.55 to 1;

     (13) Guarantor will not, at the end of any fiscal quarter, permit its Consolidated EBITDA for any period of four consecutive fiscal quarters (treated as a single accounting period) (the "Test Period"), minus the Capital Improvement Reserve for the Test Period to be less than 1.35 times the Debt Service for the Test Period. In the event that Guarantor shall not have any of the foregoing components for four (4) consecutive fiscal quarters, then such components shall be annualized in a manner reasonably satisfactory to the Agent;

     (14) Guarantor will not, at the end of any fiscal quarter, permit the Shareholders' Equity to be less than $200,000,000.00 (the "Shareholders' Equity Threshold"); provided, however the Shareholders' Equity Threshold shall be reduced by the aggregate cost of the shares of common stock of Guarantor repurchased by Guarantor after the date hereof, provided in no event shall the Shareholders' Equity Threshold be reduced to less than $180,000,000.00; and

     (15) Guarantor will not permit the present value of all employee benefits vested in all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans maintained by Guarantor and any ERISA Affiliate thereof to exceed the present value of the assets allocable to such vested benefits by an amount greater than $250,000.00 in the aggregate. Neither Guarantor nor any ERISA Affiliate thereof will at any time permit any such Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived, or terminate any such Plan in any manner which could result in the imposition of a lien on the property of Guarantor or Borrower pursuant to Section 4068 of ERISA.

     12. Representations and Warranties of Guarantor. Guarantor represents and warrants as follows:

     (1) Guarantor and each ERISA Affiliate are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. There has been no institution of proceedings or any other action by PBGC, the Guarantor or any ERISA Affiliate to terminate or withdraw or partially withdraw from any such Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any such Plan. To the best of the Guarantor's knowledge, no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Plan, and neither the consummation of the transactions provided for in this Agreement and compliance by the Guarantor with the provisions hereof and the other Loan Documents will involve any prohibited transaction;

     (2) neither the Guarantor nor any ERISA Affiliate thereof is currently and the Guarantor has no reason to believe that the Guarantor or any ERISA Affiliate thereof will become subject to any liability (other than routine expenses or contributions relating to the Plans set forth on Schedule 1, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plans set forth on Schedule 1 including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 and 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on the Guarantor or upon its financial condition, assets, business, operations, liabilities or prospects; and

     (3) Guarantor and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan set forth on Schedule 1 and applicable law and (ii) required to be paid as expenses of each Plan set forth on Schedule 1. No Plan set forth on Schedule 1 would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

     13. Security and Rights of Set-off. Guarantor hereby grants to Lender, as security for the full and prompt payment and performance of Guarantor's obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantor now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to Guarantor or subject to withdrawal by Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Event of Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantor set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any security now or hereafter held by or for Guarantor and provided by Borrower, or by anyone on Borrower's behalf, in respect of liabilities of Guarantor hereunder shall be held in trust for Lender as security for the liabilities of Guarantor hereunder.

     14. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantor until all of the Obligations have been completely paid and performed and the Lenders have no further obligation to advance Loans to Borrower.

     15. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States Mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantor or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

         The Address of Lender is:

                  Fleet National Bank
                  100 Federal Street
                  Boston, Massachusetts 02110
                  Attention:  Real Estate Division

         with a copy to:

                  Fleet National Bank
                  115 Perimeter Center Place, N.E.
                  Suite 500
                  Atlanta, Georgia 30346
                  Attention:  Jay Johns

         and a copy to each other Lender which may now or hereafter become a party to the Credit Agreement at such address as may be designated by such Lender.

         The Address of Guarantor is:

                  Wellsford Real Properties, Inc.
                  535 Madison Avenue, 26th Floor
                  New York, New York 10022
                  Attention:  James J. Burns

                  with a copy to:

                  Robinson Silverman Pearce Aronsohn & Berman, LLP 1290 Avenue of the Americas
                  New York, New York  10104
                  Attention:  Alan S. Pearce, Esq.

     16. Governing Law. Guarantor acknowledges and agrees that this Guaranty and the obligations of Guarantor hereunder shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

     17. CONSENT TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, AND (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF NEW YORK. NOTHING CONTAINED HEREIN, HOWEVER,

SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTOR, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTOR TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK.

     18. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, successors in title, legal representatives, executors, estate and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. Guarantor shall not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

     19. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any such assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

     20. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

     21. Disclosure. Guarantor agrees that in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder, subject to the terms of Paragraph 10 above.

     22. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     23. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantor under this Guaranty. 1.

     24. Statement of Discharge. Upon the payment and performance in full of the Obligations and upon the termination of Lender's obligations to advance Loans to Borrower, the Lender shall, upon the written request of Guarantor or the Borrower, deliver a statement to the Guarantor that the Guarantor's obligations under this Guaranty have been discharged and satisfied and that this Guaranty is terminated (subject to reinstatement as provided herein).

     25. Additional Definitions. The following terms shall have the meanings set forth in this Paragraph 25 below:

     Capital Improvement Reserve. For any period for the purpose of testing compliance with the Consolidated EBITDA ratio set forth in Paragraph 11(m) hereof, an amount equal to fifteen cents ($0.15) multiplied by the weighted average of rentable square footage of Real Estate owned by Guarantor and its Subsidiaries during such period.

     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of Guarantor and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

     Consolidated EBITDA. With respect to any Test Period, an amount equal to the EBITDA of Guarantor and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

     Consolidated Total Assets. All assets of Guarantor and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All Real Estate shall be valued on an undepreciated cost basis.

     Consolidated Total Liabilities. All liabilities of Guarantor and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of Guarantor and its Subsidiaries, whether or not so classified, excluding those certain contingent liabilities of Guarantor and its Subsidiaries pursuant to (i) that certain Indemnity and Guaranty Agreement ($300,000,000 Loan) dated as of July 16, 1998, from Wellsford Commercial Properties Trust ("WCPT") and WHWEL Real Estate Limited Partnership ("WHWEL") in favor of Fleet National Bank (f/k/a BankBoston, N.A.), individually and as Agent, and certain other lenders, (ii) that certain Conditional Guaranty of Payment ($300,000,000 Loan) dated as of July 16, 1998, from Guarantor, WCPT, WHWEL, Whitehall Street Real Estate Limited Partnership V ("Whitehall V"), Whitehall Street Real Estate Limited Partnership VI ("Whitehall VI"), Whitehall Street Real Estate Limited Partnership VII ("Whitehall VII"), and Whitehall Street Real Estate Limited Partnership VIII ("Whitehall VIII") in favor of Fleet National Bank (f/k/a BankBoston, N.A.), individually and as Agent, and certain other lenders, (iii) that certain Indemnity and Guaranty Agreement ($75,000,000 Loan) dated as of July 16, 1998, from WCPT and WHWEL in favor of Fleet National Bank (f/k/a BankBoston, N.A.), individually and as Agent, and certain other lenders, (iv) that certain Mezzanine Conditional
Guaranty of Payment ($75,000,000 Loan) dated as of July 16, 1998, from Guarantor, WCPT, WHWEL, Whitehall V, Whitehall VI, Whitehall VII, and Whitehall VIII in favor of Fleet National Bank (f/k/a BankBoston, N.A.), individually and as Agent, and certain other lenders, and (v) that certain Nomura Conditional Guaranty of Payment ($75,000,000 Loan - Nomura Properties) dated as of July 16, 1998, from Guarantor, WCPT, WHWEL, Whitehall V, Whitehall VI, Whitehall VII, and Whitehall VIII in favor of Fleet National Bank (f/k/a BankBoston, N.A.), individually and as Agent, and certain other lenders, as the same have been or may hereafter be modified or amended from time to time (collectively, the "Contingent Obligations"); provided, however, it being acknowledged and agreed that any Contingent Obligation that becomes liquidated or is no longer contingent shall no longer be considered a

Contingent Obligation and shall no longer be excluded from the calculation of Consolidated Total Liabilities.

     Debt Service. For any period of four consecutive fiscal quarters, the sum of actual interest expense and mandatory or scheduled principal payments due and payable during such period with respect to the Indebtedness of Guarantor and its Subsidiaries consolidated in accordance with generally accepted accounting principles, consistently applied, excluding any balloon payments due upon maturity of any Indebtedness, amortized loan fees, capitalized interest, any interest charge incurred by any entity in which Guarantor or any of its Subsidiaries has an interest of less than 50%, or over which Guarantor or any of its Subsidiaries does not exercise voting control, and the capitalized interest expense and principal payments due with respect to the construction loans on the Palomino Park Project, and further excluding any interest payable by Guarantor to WRP Convertible Trust I, a Delaware business trust with respect to those certain 8.25% convertible junior subordinate debentures issued pursuant to an Indenture dated as of May 5, 2000, between Guarantor and Wilmington Trust Company.

     EBITDA. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) Taxes, depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income, provided, however, that for purposes of this calculation, proceeds from the sale of condominiums will not be considered as extraordinary or non-recurring gains.

     Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with Guarantor under ss.414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Equity Offering. The issuance and sale by Guarantor of any of its equity securities.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor Balance Sheet Date. March 31, 2000.

     Multiemployer Plan. Any multiemployer plan within the meaning ofss.3(37) of ERISA maintained or contributed to by Guarantor or any ERISA Affiliate.

     Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by Guarantor or any of its Subsidiaries.

     Shareholders' Equity. At any date, the total consolidated shareholders' equity of Guarantor and its Subsidiaries determined in accordance with generally accepted accounting principles.

     Taxes. All taxes, however denominated, including any interest, penalties, or other additions to tax that may become due or payable in respect thereof, imposed by any federal, territorial, state, local, or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Guarantor is assessed, required to pay, withhold, or collect for any period.

     25. Ratification. Guarantor does hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantor or its Subsidiaries set forth in the Credit Agreement as if the same were more fully set forth herein.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the 28th day of June, 2000.

               WELLSFORD REAL PROPERTIES, INC., a Maryland corporation

                By: /s/ James J. Burns
                ----------------------
                   Name: James J. Burns
                   Title: Senior Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

     Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Section 17(b)(i) hereof and Section 25 of the Credit Agreement.

               FLEET NATIONAL BANK,
               As Agent for Lender

               By: /s/ Jay G. Johns
               --------------------
                  Name: Jay G. Johns
                  Title: Vice President

                                    EXHIBIT A
                                    ---------
                                     FORM OF
                             COMPLIANCE CERTIFICATE

Fleet National Bank,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attention:  Mr. Jay Johns


Ladies and Gentlemen:

     Reference is made to the Unconditional Guaranty of Payment and Performance dated as of June 28, 2000 (the "Guaranty") by Wellsford Real Properties, Inc. ("Guarantor") for the benefit of Fleet National Bank, the other Lenders from time to time party to the "Credit Agreement" (as defined therein) and any Lender acting as Agent for all of the Lenders. Terms defined in the Guaranty and not otherwise defined herein are used herein as defined in the Guaranty.

     Pursuant to the Guaranty, Guarantor is furnishing to you herewith (or has most recently furnished to you) the financial statements of Guarantor and its Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Guarantor and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of Paragraph 10 of the Guaranty. The undersigned officer of Guarantor is its chief financial or chief accounting officer.

     The undersigned officer has caused the provisions of the Guaranty to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by Guarantor with respect thereto.)

     Guarantor is providing the following information to demonstrate compliance as of the date hereof with the following covenants:

I.     P. 10(l). Liabilities to Assets Ratio.
       --------  ---------------------------

         A.       Consolidated Total Liabilities
                  per balance sheet                                $____________

         B.       Consolidated Total Assets per
                  balance sheet                                    $____________

         Ratio of A to B may not exceed 0.55 to 1.

II.    P. 10(m). Consolidated EBITDA Coverage.
       --------  ----------------------------

         A.       Consolidated EBITDA  =

                  Consolidated Net Income for
                  most recent quarter                              $____________
                  Plus depreciation and amortization               $____________

                  Plus interest expense                            $____________

                  Plus Taxes                                       $____________

                  Plus extraordinary or non-recurring
                  losses                                           $____________

                  Minus extraordinary or non-
                  recurring gains (other than condominium sales)   ($__________)

                  Subtotal for most recent quarter                  $___________

                  Consolidated EBITDA for three prior quarters:

                  Quarter ended __________                          $___________

                  Quarter ended __________                          $___________

                  Quarter ended __________                          $___________

                  Total                                             $___________

                  Minus Capital Improvement Reserve for four
                  prior quarters                                   ($__________)

                  Total                                             $ __________

         B.       Debt Service for four prior
                  quarters                                          $___________

         A must equal or exceed 135% of B.

III.     P. 10(n). Minimum Shareholders' Equity

         A.       Shareholders' Equity                               $ _________

         B.       $200,000,000.00

                  Minus, the aggregate cost of common stock of Guarantor repurchased by Guarantor after June ____, 2000 (provided, however, in no event may the Shareholders' Equity Threshold be reduced as a result of such stock
                  repurchases to less than $180,000,000.00)          $ _________

                  Total                                              $ _________

                  A must equal or exceed B

                                   SCHEDULE 1
                                   ----------

                                      NONE